Exhibit 10.7

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Clear Channel Outdoor, Inc. (“Company”) and Lynn Feldman (“Employee”) entered into an Employment Agreement effective June 27, 2016 (“Agreement”);

WHEREAS, the parties desire to amend the above-referenced Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this First Amendment to Employment Agreement (“First Amendment”).

1. This First Amendment is effective on the date on which the separation of Company from iHeartMedia, Inc., in accordance with the plan of reorganization filed by iHeartMedia, Inc. with the U.S. Bankruptcy Court for the Southern District of Texas pursuant to Chapter 11 of the U.S. Bankruptcy Code, occurs.

2. Section 2(a) (Title and Duties) of the Agreement is deleted in its entirety and replaced as follows:

Employee’s title is Executive Vice President, General Counsel and Corporate Secretary of Clear Channel Outdoor Holdings, Inc., and Employee will perform job duties that are usual and customary for this position.

3. Section 3(a) (Base Salary) of the Agreement is amended such that the Base Salary is increased to Five Hundred Thousand Dollars ($500,000.00).

4. Section 3(c) (Annual Bonus) of the Agreement is amended such that Employee’s bonus target is increased to eighty percent (80%) of Employee’s annual Base Salary.

5. Section 3(d) (One-Time Long Term Incentive Grant) of the Agreement is deleted in its entirety and replaced as follows:

(d)

One-Time Long Term Incentive Grant. As additional consideration for entering into this Agreement, Employee shall be awarded a one-time Long Term Incentive Grant with an approximate value of $200,000.00 (the allocation of such award between stock options and restricted shares of Class A common stock of Clear Channel Outdoor Holdings, Inc. (“CCOH”) to be determined by the Compensation Committee of CCOH), pursuant to the CCOH 2012 Stock Incentive Plan and applicable award agreement, subject to approval by the Board of Directors or the Compensation Committee of CCOH, as applicable.

6. A new subsection 3(f) (Signing Bonus) is inserted in to Section 3 (Compensation and Benefits) of the Agreement as follows, and all subsequent subsections and references thereto re-lettered accordingly:

(f)

Signing Bonus. As additional consideration for entering into this Agreement, Company shall pay a one-time lump sum Signing Bonus of Seventeen Thousand Five Hundred Dollars ($17,500.00), less ordinary payroll taxes and other deductions, to be paid on the first payroll processed following the Effective Date.

7. A new subsection 3(h) (Travel) is inserted in to Section 3 (Compensation and Benefits) of the Agreement as follows, and all subsequent subsections and references thereto re-lettered accordingly:

(h)	Travel. Employee is authorized to fly business class for any business-related flight that is three (3) hours or more.

8. Section 4(b) (Nondisclosure of Confidential Information) of the Agreement is amended to add the following at the end of the current section:

Employee is hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

9. Subsection 9(f)(i) (Employment by Competitor or Re-hire by Company During Severance Pay Period) of the Agreement is amended to delete the parenthetical in the first sentence.

10. This First Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, and executed by all parties. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date written below and upon full execution by all parties, this Agreement shall be effective as set forth in Section 1 above.

EMPLOYEE:

/s/ Lynn Feldman	Date: May 1, 2019
Lynn Feldman

COMPANY:

/s/ Christopher William Eccleshare	Date: May 1, 2019
Christopher William Eccleshare
Chairman and Chief Executive Officer - Clear Channel Outdoor International

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